UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 8, 2015

ASHFORD INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
The Audit Committee of the Board of Directors of Ashford Inc. (the “Company”) has approved the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, effective immediately, and accordingly, on September 8, 2015, the Company dismissed Ernst & Young LLP (“EY”) as its independent registered public accounting firm.
The reports of EY on the Company’s financial statements for the year ended December 31, 2014 and on the financial statements for the year ended December 31, 2013 of the Company’s predecessor did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2013 and 2014 and through September 8, 2015, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in its reports on the financial statements for such periods.
Except as discussed below, there were no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2014 and the subsequent interim period through September 8, 2015. The Company disclosed in Form S-4, filed on July 2, 2014 (the “Form S-4”), that its internal control over financial reporting was not effective due to the existence of a material weakness related to an operational deficiency in its controls surrounding management’s preparation and review of carve out financial statements. As a result, the Company restated its financial statements for the years ended December 31, 2013, 2012 and 2011 within the Form S-4 due to (i) a misstatement related to dividends paid on stock reserved for issuance to participants in the Company’s deferred compensation plan, (ii) a misstatement related to non-cash compensation being improperly included as a cash item in the operating section of the combined statements of cash flows and (iii) an incorrect allocation of stock-based compensation. Additionally, the Company disclosed in its Form 10-Q/A, filed on August 14, 2015, for the fiscal quarter ended March 31, 2015 (the "Form 10-Q/A") that its internal control over financial reporting was not effective as of March 31, 2015 due to the existence of material weaknesses related to the accounting for (i) the valuation allowance on deferred tax assets and (ii) the consolidation of the financial position and operating results of certain private investment funds managed by Ashford Investment Management, LLC (“AIM”), a wholly-owned subsidiary of the Company. As a result, the Company noted misstatements related to: (a) income tax expense and deferred tax assets resulting from improper consideration of carryback potential of certain deferred tax assets in assessing whether it is more likely than not that a portion of the Company’s deferred tax assets will be realized, and (b) the consolidation of certain private investment funds managed by AIM. Accordingly, the Company misstated net income and adjusted net income, requiring the Company to restate its financial statements for the fiscal quarter ended March 31, 2015 in the Form 10-Q/A.
The Company’s accounting for the reportable events above was discussed with EY, and the Company has authorized EY to respond fully to the inquiries of BDO concerning the subject matter of each of the abovementioned reportable events.
During the fiscal year ended December 31, 2015, and in connection with the accounting for the valuation allowance on deferred tax assets described above, the Company discussed the matter with EY and sought BDO’s assistance to understand the accounting requirements and available interpretations regarding the application of ASC 740, Income Taxes. Decisions regarding the accounting treatment of this item were made by the Company with consideration given to the interpretive guidance provided by EY and BDO. The Company’s accounting for the above income tax matter involves considerable management judgment and assumptions as described in the notes to the financial statements in the Form 10-Q/A. BDO did not express a conclusive view on the Company’s accounting treatment of this income tax matter.
The Company has requested that EY furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether EY agrees with the above statements. A copy of such letter dated September 14, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
Except for the consultations described above, during the fiscal years ended December 31, 2013 and 2014 and through September 8, 2015, the Company has not consulted with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, and neither a written report was provided to the Company nor oral advice was provided to it by BDO that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits
Exhibit Number        Description
16.1        Letter of Ernst & Young LLP dated September 14, 2015

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 14, 2015

ASHFORD INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel